EXHIBIT 10.1

SUBSCRIPTION AGREEMENT

Antigenics Inc.

3 Forbes Road

Lexington, MA 02421-7305

Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with Antigenics Inc., a Delaware corporation (the “Company”), as follows:

1. This Subscription Agreement, including the Terms and Conditions for Purchase of Shares attached hereto as Annex I (collectively, this “Agreement”), is made as of the date set forth below between the Company and the Investor.

2. The Company represents and warrants that it has authorized the sale and issuance to one or more investors of up to an aggregate of Three Million Eight Hundred Thirty-Nine Thousand Three Hundred Forty-One (3,839,341) shares (the “Shares”) of its Common Stock, par value $0.01 per share (the “Common Stock”) for a purchase price of $0.91 per share (the “Purchase Price”).

3. The Company represents and warrants that the offering and sale of the Shares (the “Offering”) are being made pursuant to (a) an effective Registration Statement on Form S-3 (Registration No. 333-164481) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), including the Prospectus contained therein (the “Base Prospectus”), (b) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”)), that have been or will be filed with the Commission and delivered to the Investor on or prior to the date hereof (the “Issuer Free Writing Prospectus”), containing certain supplemental information regarding the Shares, the terms of the Offering and the Company, and (c) a Prospectus Supplement (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Shares and terms of the Offering that has been or will be (i) filed with the Commission, and (ii) delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission).

4. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor                      Shares (the “Initial Shares”) for the aggregate purchase price of                     . Additionally, within ninety (90) calendar days of the date of this Agreement, the Investor shall have the right and option to purchase up to an additional                      additional Shares (the “Optional Shares”) at the Purchase Price. Any election by the Investor to purchase Optional Shares may be exercised only by written notice (the “Election Notice”) from the Investor to the Company, setting forth the aggregate number of Optional Shares to be purchased and the Closing Date on which such Optional Shares are to be delivered, as mutually determined by the Investor and the Company, which shall not be earlier than two or later than ten business days after the date of such notice. The Shares shall be purchased pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein.

5. The manner of settlement of the Shares purchased by the Investor shall be delivered either (i) by terms mutually agreeable between the Investor and Company or (ii) by crediting the account of the Investor’s prime broker (as specified by such Investor on Exhibit A annexed hereto) with the Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, whereby Investor’s prime broker shall initiate a DWAC transaction on each Closing Date using its DTC participant identification number, and released by American Stock Transfer & Trust Company, the Company’s transfer agent (the “Transfer Agent”), at the Company’s direction. If the Investor opts for the Shares to be delivered by DWAC, no later than one (1) business day prior to each Closing Date, the Investor shall:

(I)	direct the broker-dealer at which the account or accounts to be credited with the Shares are maintained to set up a DWAC instructing the Transfer Agent to credit such account or accounts with the Shares, and

(II)	remit by wire transfer the amount of funds equal to the aggregate purchase price for the Shares to the following account:

Bank Name:

ABA #

Account Name:

Account Number:

FRB SF:

SWIFT Code:

6. The Investor represents that (a) it has had no material relationship within the past three years with the Company or persons known to it to be affiliates of the Company (exclusive of any investments by the Investor directly or indirectly in the Company’s securities), (b) it is not a FINRA member or an Associated Person of a FINRA member (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of each Closing, and (c) neither the Investor nor any group of investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering of the Shares, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis.

7. The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus which is a part of the Company’s Registration Statement, the documents incorporated by reference therein and any Issuer Free Writing Prospectus (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement. The Investor acknowledges that, prior to the delivery of this Agreement by the Investor to the Company, the Investor will receive certain additional information regarding the Offering, including pricing information (the “Offering Information”). Such information may be provided to the Investor by any means permitted under the Act, including the Prospectus Supplement, a free writing prospectus and oral communications.

8. No offer by the Investor to buy Shares will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received the Offering Information and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company sending (orally, in writing or by electronic mail) notice of its acceptance of such offer.

[Remainder of Page Left Blank Intentionally. Signature Page Follows.]

Please confirm that the foregoing correctly sets forth the agreement between us by signing below.

Dated as of: December __, 2010

INVESTOR

By:

Print Name:

Title:

Address:

E-mail:
Phone:

Agreed and Accepted this __ day of December, 2010

ANTIGENICS INC.

By:
Name:
Title:

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

1. Authorization and Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Shares.

2. Agreement to Sell and Purchase the Shares.

2.1 At the initial and any subsequent Closing (as defined in Section 3.1 below), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, either (i) the Initial Shares, or (ii) the number of Optional Shares set forth in the Election Notice.

2.3 The Company confirms that neither it nor any other person acting on its behalf has provided the Investor or its respective agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

3. Closings and Delivery of the Shares and Funds.

3.1 Closing. Each completion of the purchase and sale of the Shares (each, a “Closing”) shall occur at a place and time (the “Closing Date”) to be specified by the Company and Investor. At each Closing, (a) the Company shall cause the Transfer Agent to deliver to the Investor either (i) the Initial Shares, or (ii) the number of Optional Shares set forth in the Election Notice registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor and (b) the aggregate purchase price for the applicable Shares being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

3.2 Conditions to the Obligations of the Parties.

(a) Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Shares to the Investor shall be subject to: (i) the delivery by the Investor, in accordance with the provisions of this Agreement, of the purchase price for the Shares being purchased hereunder and (ii) the accuracy of the representations and warranties made by the Investor in this Agreement and the fulfillment of those undertakings of the Investor in this Agreement to be fulfilled prior to each Closing Date.

(b) Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Shares will be subject to (i) the delivery by the Company of the Shares in accordance with the provisions of this Agreement and (ii) the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to each Closing Date.

3.3 Delivery of Funds. No later than one (1) business day prior to each Closing Date, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Shares being purchased by the Investor to the following account designated by the Company:

Bank Name:

ABA #

Account Name:

Account Number:

FRB SF:

SWIFT Code:

Such funds shall be held in escrow by the Company until each Closing for the Shares upon the satisfaction of the conditions set forth in Section 3.2(b) hereof.

3.4 Delivery of Shares. If the Investor opts to have the Shares delivered via DWAC, prior to each Closing, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Initial Shares being purchased by such Investor are maintained, which broker/dealer shall be a DTC participant, to set up a DWAC instructing American Stock Transfer & Trust Company, the Company’s Transfer Agent, to credit such account or accounts with the Shares. Such DWAC instruction shall indicate the settlement date for the deposit of the Shares, which date shall be provided to the Investor by the Company. At each Closing, the Company shall direct the Transfer Agent to credit the Investor’s account or accounts with the Shares either (i) pursuant to the information contained in the DWAC, or (ii) by such other method of delivery mutually agreeable by the Investor and the Company.

4. Representations, Warranties and Covenants of the Investor.

The Investor acknowledges, represents and warrants (as of the date hereof) to, and agrees with, the Company that:

4.1 The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of each Closing Date, and (c) in connection with its decision to purchase the Shares, has received and is relying only upon the Disclosure Package and the documents incorporated by reference therein and the Offering Information.

4.2(a) No action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares in any jurisdiction outside the United States where action for that purpose is required, and (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.

4.3(a) The Investor is either an individual or an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation). The Investor’s execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Investor’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Investor is subject (including federal and state securities laws and regulations), or by which any property or asset of the Investor is bound or affected.

4.4 The Investor understands that nothing in this Agreement, the Prospectus or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such independent legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

4.5 Since the time at which the Company first contacted the Investor about the Offering, the Investor has not disclosed any information regarding the Offering to any third parties (other than its legal, accounting and other advisors) and has not engaged in any transactions involving the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities). The Investor covenants that it will (i) maintain the confidentiality of all information acquired as a result of the transactions contemplated herein, and (ii) not engage in any purchases or sales of the securities of the Company (including Short Sales), in each case prior to the time that the transactions contemplated by this Agreement are publicly disclosed. The Investor agrees that it will not use any of the Shares acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

5. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein, will survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor.

6. Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, and (iii) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:

(a)	if to the Company, to:

Antigenics Inc.

Attention: General Counsel

3 Forbes Road

Lexington, MA 02421

Telephone: (781) 674-4400

with copies to:

Choate, Hall & Stewart LLP

Two International Place

Boston, MA 02110

Attention: William B. Asher, Jr.

Facsimile No.: (617) 248-5000

(b)	if to the Investor, at the address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

7. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

8. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

9. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

10. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction. Except as set forth below, no proceeding may be commenced, prosecuted or continued in any court other than the courts of Commonwealth of Massachusetts or the United States District Court for the District of Massachusetts, which courts shall have jurisdiction over the adjudication of such matters, and the parties hereby consent to the jurisdiction of such courts and personal service with respect thereto. All parties hereby waive all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. All parties agree that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon each party and may be enforced in any other courts in the jurisdiction of which a party is or may be subject, by suit upon such judgment.

11. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Delivery of an executed counterpart by facsimile or portable document format (.pdf) shall be effective as delivery of a manually executed counterpart thereof.

12. Confirmation of Sale. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s signed counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of Shares to such Investor.

13. Disclosure. The Company and the Investor agree that, prior to the opening of the Nasdaq Capital Market in New York City on the business day immediately after the date hereof, the Company shall file a Current Report on Form 8-K with the Commission disclosing all material information regarding the Offering and a form of this Agreement as an exhibit thereto. From and after the filing of such Current Report on Form 8-K, the Company shall have publicly disclosed all material, non-public information delivered to the Investor by the Company in connection with the transactions contemplated by this Agreement and any other documents or agreements contemplated hereby or thereby.

14. Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

EXHIBIT A

ANTIGENICS INC.

INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1. The exact name that your Shares are to be registered in. You may use a nominee name if appropriate:

2. The relationship between the Investor and the registered holder listed in response to item 1 above:

3. The mailing address of the registered holder listed in response to item 1 above:

4. The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5. Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

6. DTC Participant Number:

7. Name of Account at DTC Participant being credited with the Shares:

8. Account Number at DTC Participant being credited with the Shares:

9. EIN Number: